EXHIBIT 99.4

                               [GRAPHIC OMITTED]


NEWS
FOR IMMEDIATE RELEASE                           From MasTec, Inc.
JUNE 22, 1998                                   3155 N.W. 77th Avenue, Suite 135
                                                Miami, Florida 33122-1205
                                                Tel :   (305) 599-1800
                                                Fax :   (305) 406-1908
                                                For more information contact:
                                                Carmen M. Sabater
                                                Corporate Controller

             MASTEC ANNOUNCES ACQUISITION OF ACIETEL MEXICANA, S.A.

Miami, Fl. - MasTec, Inc (NYSE: MTZ) announced today the acquisition of Acietel Mexicana, S.A. of Mexico City, Mexico, a company engaged in providing outside plant, inside plant and wireless services to a variety of clients throughout the entire country of Mexico. Among its clients are Grupo IUSA, Nortel of Mexico, Telefonos de Mexico (TelMex), and Lucent Technologies of Mexico.

"Acietel is a company with solid fundamentals and a strong client base; we're proud to have them as part of the MasTec family," said Jorge Mas, Chairman & CEO of MasTec, Inc.

Opening the Lines of Communication worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, servicing clients throughout the United States, Latin America and Spain. For more information on MasTec, please see our Web page at http://www.mastec.com.

         CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING, SUCH AS STATEMENTS REGARDING THE COMPANY'S FUTURE GROWTH AND PROFITABILITY. THESE FORWARD LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS IN THE FUTURE TO DIFFER SIGNIFICANTLY FROM RESULTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S RELATIONSHIP WITH KEY CUSTOMERS, IMPLEMENTATION OF THE COMPANY'S GROWTH STRATEGY, AND SEASONALITY. THESE AND OTHER RISKS ARE DETAILED IN THIS PRESS RELEASE AND IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       ###

                                       26